Exhibit 4.8-B
                              CERTIFICATE OF TRUST
                                       OF
                       MISSISSIPPI POWER CAPITAL TRUST IV


         THIS CERTIFICATE OF TRUST of Mississippi Power Capital Trust IV (the "Trust"), dated August 15, 2003, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the statutory trust being formed hereby is Mississippi Power Capital Trust IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                           DEUTSCHE BANK TRUST COMPANY
                           DELAWARE,
                           as Trustee


                           By:
                            -----------------------------------------------
                               Name:    Donna G. Mitchell
                               Title:   Vice President